UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 11, 2005 (January 7, 2005)

REGENERON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New York	000-19034	133444607
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

777 Old Saw Mill River Road, Tarrytown, New York	10591-6707
(Address of principal executive offices)	(Zip Code)

(914) 347-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 7, 2005, the Company and Aventis Pharmaceuticals, Inc. entered into a Second Amendment (the “Second Amendment”) to their Collaboration Agreement dated as of September 5, 2003 (the “Collaboration Agreement”). The parties excluded from the scope of the Collaboration Agreement the development and commercialization of the VEGF Trap for eye diseases through local delivery systems. Sanofi-aventis agreed to make a one-time payment to the Company of $25 million, of which fifty percent is repayable to sanofi-aventis following commercialization of the VEGF Trap.

The foregoing description of the Second Amendment is qualified in its entirety by the full text of the Second Amendment which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events

On January 10, 2005, the Company announced that sanofi-aventis reaffirmed its commitment to develop the VEGF Trap in oncology in collaboration with the Company. In addition, the Company announced that it would reclaim exclusive rights to develop and commercialize the VEGF Trap for eye diseases through local delivery systems. The Company and sanofi-aventis do not currently intend to pursue development of systemic delivery of the VEGF Trap for eye disease.

The foregoing description of this press release is qualified in its entirety by the full text of the press release dated January 10, 2005 which is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description
10.1	Second Amendment, dated as of January 7, 2005, to the Collaboration Agreement, dated as of September 5, 2003, between the Company and Aventis Pharmaceuticals, Inc.

99.1	Press release dated January 10, 2005.

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     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.

Dated: January 11, 2005	By:	/s/ Stuart Kolinski

Stuart Kolinski
Vice President and General Counsel

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Exhibit Index

Number	Description
10.1	Second Amendment, dated as of January 7, 2005, to the Collaboration Agreement, dated as of September 5, 2003, between the Company and Aventis Pharmaceuticals, Inc.

99.1	Press release dated January 10, 2005.

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